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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Comerica Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Comerica Incorporated

Proxy Statement and Notice of

2005 Annual Meeting of Shareholders

Comerica Incorporated
Comerica Tower at Detroit Center
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226

April 8, 2005

Dear Shareholder,

It is our pleasure to invite you to attend the 2005 Annual Meeting of Shareholders of Comerica Incorporated at 9:30 a.m., Eastern Time, on Tuesday, May 17, 2005 at the Max M. Fisher Music Center, 3711 Woodward Avenue, Detroit, Michigan. Registration will begin at 8:30 a.m. A map showing the location of the Annual Meeting is on the back cover of the accompanying Proxy Statement.

The Annual Report, which we mailed to you, summarizes Comerica’s major developments during 2004 and includes the 2004 consolidated financial statements.

Whether or not you plan to attend the Annual Meeting, please complete and mail the enclosed proxy card promptly so that your shares will be voted as you desire. You may also vote by telephone or by the Internet by following the instructions for using the automated telephone and Internet voting systems provided on the proxy card.

Sincerely,
Ralph W. Babb, Jr.
Chairman and Chief Executive Officer

PROXY STATEMENT

TABLE OF CONTENTS

Questions and Answers	1
Security Ownership of Management	8
Section 16(a) Beneficial Ownership Reporting Compliance	10
Executive Officers	10
Compensation of Executive Officers	13
Summary Compensation Table	13
Option Grants in Last Fiscal Year	15
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	15
Long-Term Incentive Plan Awards in Last Fiscal Year	16
Defined Benefit Pension Plan Benefits	17
Transactions of Executive Officers with Comerica	19
Employment Contracts and Severance Agreements	19
Change of Control Agreements	20
Compensation Committee Report	22
Officer Stock Ownership Guidelines	25
Security Ownership of Certain Beneficial Owners	26
Proposal I Submitted for Your Vote — Election of Directors	26
Information about Nominees and Incumbent Directors	27
Nominees for Class III Directors — Terms Expiring in 2008	27
Incumbent Class I Directors — Terms Expiring in 2006	29
Incumbent Class II Directors — Terms Expiring in 2007	30
Committees and Meetings of Directors	32
Committee Assignments	32
Non-Management Directors and Communication with the Board	34
Director Independence and Transactions of Directors with Comerica	35
Compensation Committee Interlocks and Insider Participation	36
Compensation of Directors	37
Retirement Plans for Directors	38
Proposal II Submitted for Your Vote — Ratification of the Appointment of Independent Auditors	39
Independent Auditors	39
Audit and Legal Committee Report	41
Performance Graph	43
Annual Report to Shareholders	44
Other Matters	44
Appendix I: Excerpt from Comerica Incorporated 2005 Corporate Governance Guidelines	I-1

COMERICA INCORPORATED
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 17, 2005

Date: Time: Place:	May 17, 2005 9:30 a.m., Eastern Time Max M. Fisher Music Center 3711 Woodward Avenue Detroit, Michigan 48201

We invite you to attend the Comerica Incorporated Annual Meeting of Shareholders to:

1.	Elect six Class III Directors for three-year terms expiring in 2008 or upon the election and qualification of their successors;

2.	Ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2005; and

3.	Transact any other business that is properly submitted before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for the Annual Meeting is March 18, 2005 (the “Record Date”). Only shareholders of record at the close of business on that date can vote at the Annual Meeting. Comerica mailed this Notice of Annual Meeting to those shareholders. Action may be taken at the Annual Meeting on any of the foregoing proposals on the date specified above or any date or dates to which the Annual Meeting may be adjourned or postponed.

Comerica will have a list of shareholders who can vote at the Annual Meeting available for inspection by shareholders at the Annual Meeting, and, for 10 days prior to the Annual Meeting, during regular business hours at the offices of the Comerica Corporate Legal Department, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3391, Detroit, Michigan 48226.

If you plan to attend the Annual Meeting but are not a shareholder of record because you hold your shares in street name, please bring evidence of your beneficial ownership of your shares (e.g., a copy of a recent brokerage statement showing the shares) with you to the Annual Meeting. See “Questions and Answers” in the Proxy Statement for a discussion of the difference between a shareholder of record and a street name holder.

Whether or not you plan to attend the Annual Meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. You may vote by signing, dating and returning the enclosed proxy card, by using the automated telephone voting system (for shares held in your own name or in Comerica’s employee benefit and stock purchase plans), or by using the Internet voting system (for shares held in your own name or in Comerica’s employee benefit and stock purchase plans). You will find instructions for voting by telephone and by the Internet on the enclosed proxy card.

By Order of the Board of Directors,
Jon W. Bilstrom
Executive Vice President — Governance,
Regulatory Relations and Legal Affairs, and
Corporate Secretary

April 8, 2005

Comerica Incorporated
Comerica Tower at Detroit Center
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226

2005 PROXY STATEMENT

QUESTIONS AND ANSWERS

What is a proxy?

A proxy is a document, also referred to as a proxy card (which is enclosed), by which you authorize someone else to vote for you in the way that you want to vote. Comerica’s Board of Directors is soliciting this proxy. All references in this Proxy Statement to “you” shall mean you, the shareholder, and to “yours” shall mean the shareholder’s or shareholders’, as appropriate.

What is a proxy statement?

A proxy statement is the document the United States Securities and Exchange Commission (the “SEC”) requires to explain the matters on which you are asked to vote on the proxy card. This Proxy Statement and accompanying proxy card were first mailed to the shareholders on or about April 8, 2005.

Who can vote?

Only holders of Comerica’s common stock at the close of business on March 18, 2005, the Record Date, can vote at the Annual Meeting. Each shareholder of record has one vote for each share of common stock owned, on each matter presented for a vote at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares using the method described below under “How can I vote?”.

How can I vote?

You can vote in person, by telephone, by the Internet, or by using the enclosed proxy card. To vote by proxy, sign, date and return the enclosed proxy card. To vote by using the automated telephone voting system or the Internet voting system, your shares must be held in your name, and not in the name of a brokerage firm, bank or other nominee, and you must follow the instructions on the enclosed proxy card. If you return your signed proxy card to Comerica before the Annual Meeting, the persons named as proxies on the card will vote your shares as you directed. You may revoke a proxy at any time before the proxy is exercised by:

(1)	delivering written notice of revocation to the Corporate Secretary of Comerica at the Corporate Legal Department, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3391, Detroit, Michigan 48226;

(2)	submitting another proxy that is properly signed and later dated;

(3)	voting in person at the Annual Meeting (but only if the shares are registered in Comerica’s records in your name and not in the name of a brokerage firm, bank or other nominee);

(4)	if you previously voted by telephone, by voting by telephone at a subsequent time; or

(5)	if you previously voted by the Internet, by voting by the Internet at a subsequent time.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your brokerage firm, bank or other nominee. Your brokerage firm, bank or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the brokerage firm, bank or other nominee how to vote your shares.

What is a quorum?

There were 169,628,248 shares of Comerica’s common stock issued and outstanding on the Record Date. A majority of the issued and outstanding shares, or 84,814,125 shares, present or represented by proxy, constitutes a quorum. A quorum must exist to conduct business at the Annual Meeting.

What vote is required?

Directors: If a quorum exists, the six nominees for Class III Director who receive the most votes will be elected. Votes withheld and broker non-votes (described below) therefore will have no effect on the outcome of the election of directors, because only a plurality of votes actually cast is needed to elect a Class III Director.

Other Proposals: If a quorum exists, the proposal to ratify the appointment of independent auditors must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal in question. Therefore, abstentions will have the same effect as voting against the proposal. Broker non-votes (described below) will not be counted in determining the number of shares necessary for approval and, therefore, will have no effect on the outcome of the voting on the proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the stock exchange or other organization of which it is a member. In this situation, a “broker non-vote” occurs. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum.

Comerica will vote properly executed proxies it receives prior to the Annual Meeting in the way you direct. If you do not specify instructions, the shares represented by those properly executed proxies will be voted to elect the nominees for Class III Directors and to ratify the appointment of Ernst & Young LLP as independent auditors. No other matters are currently scheduled to be presented at the Annual Meeting.

An independent third party will act as the inspector of the Annual Meeting and the tabulator of votes.

Who pays for the costs of the Annual Meeting?

Comerica pays the cost of preparing and printing the Proxy Statement and soliciting proxies. Comerica will solicit proxies primarily by mail, but may also solicit proxies personally and by telephone, the Internet, facsimile or other means. Comerica will use the services of Georgeson Shareholder Communications Inc., a proxy solicitation firm, at a cost of $9,000 plus out-of-pocket expenses and fees for any special services. Officers and regular employees of Comerica and its subsidiaries may also solicit proxies, but they will not receive additional compensation for soliciting proxies, nor will their efforts result in more than a minimal cost to Comerica. Comerica also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners of Comerica’s common stock.

How does the Board select nominees for the Board?

In identifying potential candidates for nomination as directors, the Corporate Governance and Nominating Committee considers the specific qualities and skills of potential directors. The Committee evaluates a potential nominee with regard to his or her ability to represent the long-term interests of Comerica’s four core constituencies: its shareholders, its customers, the communities it serves, and its employees. The Corporate Governance and Nominating Committee’s minimum qualifications for a director nominee are experience in those areas that the Board determines are necessary and appropriate to meet the needs of Comerica, including leadership positions in public companies, small or middle market businesses, or not for profit, professional, or educational organizations.

For those proposed director nominees who meet the minimum qualifications, the Corporate Governance and Nominating Committee then assesses the proposed nominee’s specific qualifications, evaluates his or her independence, and considers other factors including skills, geographic location, considerations of diversity, standards of integrity, and ability and willingness to commit to serving on the Board for an extended period of time and to dedicate adequate time and attention to the affairs of Comerica as necessary to properly discharge his or her duties.

The Corporate Governance and Nominating Committee will consider director nominees proposed by shareholders, as well as other shareholder proposals, provided such proposals comply with appropriate procedures as described below.

When are shareholder proposals for the 2006 Annual Meeting due?

To be considered for inclusion in next year’s Proxy Statement, all shareholder proposals must comply with applicable laws and regulations, including SEC Rule 14a-8, as well as Comerica’s bylaws, and must be submitted in writing to the Corporate Secretary, Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3381, Detroit, Michigan 48226, by December 9, 2005.

Under Comerica’s bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to propose items of business at an Annual Meeting of Comerica’s shareholders. For the 2006 Annual Meeting of Shareholders, notice must be received by Comerica’s Secretary no later than the close of business on February 16, 2006 and no earlier than the close of business on January 17, 2006. If, however, Comerica moves the Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date which is the one year anniversary of this year’s Annual Meeting date (i.e., May 17, 2006), Comerica must receive your notice no earlier than the close of business on the 120th day prior to the new Annual Meeting date and no later than the close of business on the later of the 90th day prior to the new Annual Meeting date or the 10th day following the day on which Comerica first made a public announcement of the new Annual Meeting date.

For example, if the 2006 Annual Meeting were held on July 18, 2006 (more than 60 days after the one year anniversary of this year’s Annual Meeting) and the public announcement regarding the Annual Meeting date were made on March 17, 2006, we would need to receive your notice no earlier than the close of business on March 20, 2006 and no later than the close of business on April 19, 2006.

Comerica’s bylaws contain additional requirements for shareholder proposals. A copy of Comerica’s bylaws can be obtained by written request to the Corporate Secretary.

How can shareholders nominate persons for election as directors at the 2006 Annual Meeting?

All shareholder nominations of persons for election as directors must comply with applicable laws and regulations, as well as Comerica’s bylaws, and must be submitted in writing to the Corporate Secretary, Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3381, Detroit, Michigan 48226.

Under Comerica’s bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to nominate persons for election as directors at an Annual Meeting of Comerica’s shareholders. For the 2006 Annual Meeting of Shareholders, notice must be received by Comerica’s Secretary no later than the close of business on February 16, 2006 and no earlier than the close of business on January 17, 2006. If, however, Comerica moves the Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date which is the one year anniversary of this year’s Annual Meeting date (i.e., May 17, 2006), Comerica must receive your notice no earlier than the close of business on the 120th day prior to the new Annual Meeting date and no later than the close of business on the later of the 90th day prior to the new Annual Meeting date or the 10th day following the day on which Comerica first made a public announcement of the new Annual Meeting date, as described above. If Comerica increases the number of directors to be elected to the Board at the Annual Meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year’s Annual Meeting, then Comerica will consider your notice timely (but only with respect to nominees for any new positions created by such increase) if Comerica receives your notice no later than the close of business on the 10th day following the day on which Comerica first makes the public announcement of the increase in the number of directors.

In the case of a special meeting of shareholders called for the purpose of electing directors, your written notice must be delivered no later than the close of business on the 10th day following the day on which Comerica mails notice or makes public disclosure of the date of the special meeting, whichever occurs first. You may receive a copy of Comerica’s bylaws specifying the advance notice requirements by making a written request to the Corporate Secretary of Comerica.

Comerica’s bylaws contain additional requirements for shareholder nominations of persons for election as directors. A copy of Comerica’s bylaws can be obtained by written request to the Corporate Secretary.

How many of Comerica’s directors are independent?

Comerica’s Board of Directors has determined that 13 of Comerica’s 16 current directors, or more than 80%, are independent. For a discussion of the Board of Directors’ basis for this determination, see the section of this Proxy Statement entitled “Director Independence and Transactions of Directors with Comerica.”

Does Comerica have a Code of Ethics?

Yes, Comerica has a Code of Business Conduct and Ethics which applies to all employees, agents and directors of Comerica and its subsidiaries and affiliates. Comerica also has a Senior Financial Officer Code of Ethics which applies to the Chief Executive Officer, Chief Financial Officer, Controller, and Treasurer of Comerica. Both the Code of Business Conduct and Ethics and the Senior Financial Officer Code of Ethics are available on Comerica’s website at www.comerica.com. Copies of such codes can also be obtained by written request to the Corporate Secretary.

How many copies of the Annual Report and Proxy Statement should I receive?

The SEC has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus, or information statement to any household at which two or more shareholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both Comerica and you. It reduces the volume of duplicate information received at your household and helps Comerica reduce expenses. Each shareholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

Comerica will deliver promptly upon written or oral request a separate copy of the Annual Report or Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to the Corporate Secretary.

If you are a registered shareholder who resides at the same address as another shareholder and you would prefer to receive your own set of the Annual Report and/or Proxy Statement in future years, you may contact our transfer agent, Wells Fargo Shareowner Services, at 1-877-602-7615. You will need to enter your account number and Comerica number 114. Alternatively, you may write to our transfer agent at the following address: Wells Fargo Shareowner Services, Attn: Householding,

P.O. Box 64854, St. Paul, MN 55164-0854. If you hold your shares in street name, you may revoke your consent to Householding by contacting your brokerage firm, bank or other nominee or by following the directions set forth on the voting instruction card you received with the proxy materials. If you are currently receiving multiple copies of the Annual Report and/or Proxy Statement and want to receive only a single copy in the future through Householding, follow the same instructions set forth above for registered shareholders or street name holders, as applicable.

Can I receive future Annual Reports and Proxy Statements electronically instead of receiving paper copies through the mail?

Yes. If your shares are registered directly in your name (i.e., you do not hold them in street name) and you have access to the Internet, you can receive Comerica’s Annual Report and Proxy Statement over the Internet rather than in printed form. Enrolling in this service will take just a few minutes of your time. It will give you faster delivery of the documents and will save Comerica the cost of printing and mailing. To agree to access the electronic versions of Comerica’s Annual Report and Proxy Statement instead of receiving the printed versions by mail, go to www.econsent.com/cma/ and follow the instructions. If you agree to electronic delivery, once the Annual Report and Proxy Statement are available on our website, we will mail you a notice with the website address that you should use to access the information and voting instructions for Internet, telephone or mail voting. Paper copies of the Annual Report and Proxy Statement would not be sent unless you request them. Comerica also may choose to send one or more items to you in paper form despite your consent to receive them electronically.

By consenting to electronic delivery, you are stating that you currently have access to the Internet and expect to have access in the future. If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery, because Comerica may rely on your consent and not deliver paper copies of future Annual Meeting materials. In addition, if you consent to electronic delivery, you will be responsible for the costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, in connection with the electronic delivery of the Annual Report and Proxy Statement.

If you do not consent to access Comerica’s proxy materials through the Internet, you will continue to receive the materials in the mail.

SECURITY OWNERSHIP OF MANAGEMENT

The following table contains information about the number of shares of Comerica’s common stock beneficially owned by Comerica’s incumbent directors and director nominees, the officers named in the Summary Compensation Table presented in this Proxy Statement (the “named executive officers”) and all incumbent directors, nominees and executive officers as a group. The number of shares each individual beneficially owns includes shares over which the person has or shares voting or investment power as of March 18, 2005 and also any shares which the individual can acquire by May 17, 2005 (60 days after the Record Date), through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with his or her spouse) with respect to the shares listed in the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Elizabeth S. Acton	66,669	(1)	*
Ralph W. Babb, Jr.	617,128	(2)	*
Lillian Bauder	28,340	(3)(12)(17)	*
Joseph J. Buttigieg, III	426,259	(4)	*
James F. Cordes	41,976	(5)(12)(17)	*
Peter D. Cummings	63,124	(5)(6)(12)(17)	*
J. Philip DiNapoli	328,419	(7)(12)(17)	*
Anthony F. Earley, Jr.	16,439	(8)(12)(17)	*
Roger Fridholm	30,261	(7)(12)(17)	*
Todd W. Herrick	22,328	(3)(12)(17)	*
John D. Lewis	558,557	(9)	*
Dennis J. Mooradian	70,533	(10)	*
Alfred A. Piergallini	55,690	(11)(12)(17)	*
Robert S. Taubman	25,391	(7)(12)(17)	*
Reginald M. Turner, Jr.(13)	—		*
William P. Vititoe	24,756	(7)(12)(17)	*
Patricia M. Wallington	14,280	(12)(14)(17)	*
Gail L. Warden	18,874	(12)(15)(17)	*
Kenneth L. Way	28,897	(5)(12)(17)	*
Directors, nominees and executive officers as a group (28 people)	3,389,454	(16)(17)(18)	2%

*	Represents holdings of less than one percent of Comerica’s common stock.

(1)	Includes 32,000 shares of restricted stock of Comerica subject to future vesting conditions (“restricted stock”), currently exercisable options to purchase 26,250 shares of common stock of Comerica and options to purchase 7,500 shares of common stock of Comerica which will become exercisable by May 17, 2005. Comerica granted these options under Comerica’s Long-Term Incentive Plan.

(2)	Includes 40,000 shares of restricted stock and currently exercisable options to purchase 482,750 shares of common stock of Comerica, which Comerica granted to Mr. Babb under Comerica’s Long-Term Incentive Plan.

(3)	Includes currently exercisable options to purchase 15,500 shares of common stock of Comerica. Comerica granted these options under Comerica’s Stock Option Plan for Non-Employee Directors.

(4)	Includes 28,500 shares of restricted stock and currently exercisable options to purchase 338,250 shares of common stock of Comerica, which Comerica granted to Mr. Buttigieg under Comerica’s Long-Term Incentive Plan.

(5)	Includes currently exercisable options to purchase 14,000 shares of common stock of Comerica. Comerica granted these options under Comerica’s Stock Option Plan for Non-Employee Directors.

(6)	Includes 42,321 shares held by Mr. Cummings’ spouse. Mr. Cummings disclaims beneficial ownership of the shares held by his spouse.

(7)	Includes currently exercisable options to purchase 17,000 shares of common stock of Comerica. Comerica granted these options under Comerica’s Stock Option Plan for Non-Employee Directors.

(8)	Includes currently exercisable options to purchase 12,500 shares of common stock of Comerica, which Comerica granted under Comerica’s Stock Option Plan for Non-Employee Directors.

(9)	Includes 26,500 shares of restricted stock and currently exercisable options to purchase 431,500 shares of common stock of Comerica, which Comerica granted to Mr. Lewis under Comerica’s Long-Term Incentive Plan.

(10)	Includes 41,000 shares of restricted stock and currently exercisable options to purchase 26,250 shares of common stock of Comerica, which Comerica granted to Mr. Mooradian under Comerica’s Long-Term Incentive Plan.

(11)	Includes currently exercisable options to purchase 10,500 shares of common stock of Comerica. Comerica granted these options under Comerica’s Stock Option Plan for Non-Employee Directors.

(12)	Includes the following number of shares deemed invested, on behalf of the respective non-employee directors, in Comerica common stock under a deferred compensation plan: Lillian Bauder, 5,679 shares; James F. Cordes, 3,389 shares; Peter D. Cummings, 6,803 shares; J. Philip DiNapoli, 5,268 shares; Anthony F. Earley, Jr., 3,439 shares; Roger Fridholm, 5,484 shares; Todd W. Herrick, 2,401 shares; Alfred A. Piergallini, 3,703 shares; Robert S. Taubman, 3,531 shares; Reginald M. Turner, Jr., no shares; William P. Vititoe, 2,029 shares; Patricia M. Wallington, 2,933 shares; Gail L. Warden, 2,604 shares; and Kenneth L. Way, 7,658 shares.

(13)	Mr. Turner joined the Board during 2005.

(14)	Includes currently exercisable options to purchase 11,000 shares of common stock of Comerica. Comerica granted these options under Comerica’s Stock Option Plan for Non-Employee Directors.

(15)	Includes currently exercisable options to purchase 15,286 shares of common stock of Comerica. Comerica granted these options under Comerica’s Stock Option Plan for Non-Employee Directors.

(16)	Includes 285,400 shares of restricted stock and options to purchase 2,161,113 shares of Comerica’s common stock which are or will become exercisable by May 17, 2005, and which are beneficially owned by incumbent directors, nominees and executive officers as a group. Comerica granted the options under Comerica’s long-term incentive plans and Comerica’s Stock Option Plan for Non-Employee Directors. The number shown also includes 56,889 shares of Comerica’s common stock for which the directors, nominees and executive officers share voting and investment power.

(17)	Does not include 319.44 restricted stock units granted to each non-employee director effective August 9, 2004. Those restricted stock units vest one year after the date of the award, with such vesting contingent upon the participant’s continued service as a director of the Corporation for a period of one year after the date of the award. They will be settled in common stock one year after the respective director’s service as a director of the Corporation terminates.

(18)	Consists of 14 non-employee directors and nominees and 14 executive officers, 2 of whom are employee directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that Comerica’s directors, executive officers and persons who own more than ten percent of a registered class of Comerica’s equity securities file reports of stock ownership and any subsequent changes in stock ownership with the SEC and the New York Stock Exchange not later than specified deadlines. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, Comerica believes that, during the year ended December 31, 2004, each of its executive officers, directors and greater than ten percent shareholders complied with all such applicable filing requirements except that Mr. Mooradian filed one late report covering one open market purchase of Comerica stock.

EXECUTIVE OFFICERS

The following table provides information about Comerica’s current executive officers. The Board has determined that the current officers who are in charge of principal business units, divisions or functions and officers of Comerica or its subsidiaries who perform significant policy making functions for Comerica are the members of the Management Policy Committee, in addition to the Controller. The current members of the Management Policy Committee are the Chairman, President and Chief Executive Officer (Mr. Babb), the Vice Chairmen (Messrs. Buttigieg and Lewis), the Chief Financial Officer (Ms. Acton), the Executive Vice President, Small Business and Personal Financial Services (Ms. Beck), the Chief Information Officer (Mr. Beran), the Executive Vice President, Governance, Regulatory Relations and Legal Affairs and Secretary (Mr. Bilstrom), the President and CEO of Comerica Bank-Western Division (Mr. Fulton), the Chief Credit Officer (Mr. Greene), the President and CEO of Comerica Bank-Texas Division (Mr. Gummer), the Senior Vice President and Director of Human Resources (Mr. Lake), the Senior Vice President, Corporate Planning, Development and Risk Management (Mr. Michalak), and the Executive Vice President, Wealth and Institutional Management (Mr. Mooradian). The Controller is Mr. Elenbaas.

Name	Age as of April 8, 2005	Principal Occupation and Business Experience During Past 5 Years(1)	Executive Officer
Elizabeth S. Acton	53
Executive Vice President and Chief Financial Officer (since April 2002) and Treasurer (since May 2004), Comerica Incorporated and Comerica Bank; Vice President and Treasurer (October 2000 to April 2002), Ford Motor Company (motor vehicle manufacturer); Executive Vice President — Finance and Chief Financial Officer (January 1998 to October 2000), Ford Motor Credit Company (automotive financing company).
			2002–Present

Name	Age as of April 8, 2005	Principal Occupation and Business Experience During Past 5 Years(1)	Executive Officer
Ralph W. Babb, Jr.	56
President and Chief Executive Officer (since January 2002), Chairman (since October 2002) and Chief Financial Officer (January 2002 to April 2002), Comerica Incorporated; President and Chief Executive Officer (since January 2002) and Chairman (since October 2002), Comerica Bank; Vice Chairman and Chief Financial Officer (March 1999 to December 2001) and Executive Vice President and Chief Financial Officer (June 1995 to March 1999), Comerica Incorporated and Comerica Bank.

			1995–Present
Mary Constance Beck	59
Executive Vice President, Small Business and Personal Financial Services (since November 2004), Comerica Incorporated; Atlanta Market Chief Executive Officer (May 2004 to July 2004) and Dallas Market Chief Executive Officer (July 2004 to November 2004), SouthTrust Bank, N.A. (financial services institution); Adjunct Professor (Spring Semester 2004), Texas Christian University (higher learning institution); Independent Consultant (September 2001 to April 2004); President, Western Region Private Bank (August 2000 to August 2001), President, Northern California Consumer and Commercial Banking (August 1999 to August 2000) and Executive Vice President, Texas Consumer Bank (January 1999 to August 1999), Bank of America (financial services institution).

			2004–Present
John R. Beran	52	Executive Vice President and Chief Information Officer (since May 1995), Comerica Incorporated and Comerica Bank.	1995–Present
Jon W. Bilstrom	59
Executive Vice President (since January 2003) and Secretary (since June 2003), Comerica Incorporated; Executive Vice President (since May 2003) and Secretary (since June 2003), Comerica Bank; President and Chief Executive Officer (April 2001 to December 2002), The Bar Plan Mutual Insurance Company (insurance company); General Counsel and Secretary (May 1990 to October 1999), Mercantile Bancorporation Inc. (bank holding company).

			2003–Present
Joseph J. Buttigieg, III	59	Vice Chairman (since March 1999), Comerica Incorporated and Comerica Bank; Executive Vice President (June 1995 to March 1999), Comerica Incorporated.	1992–Present

Name	Age as of April 8, 2005	Principal Occupation and Business Experience During Past 5 Years(1)	Executive Officer
Marvin J. Elenbaas	53	Senior Vice President, Controller and Chief Accounting Officer (since March 1998), Comerica Incorporated and Comerica Bank.	1997–Present
J. Michael Fulton	55
Executive Vice President (since May 2002 and May 1997 to May 2000), Comerica Incorporated; President and Chief Executive Officer — Western Division (since July 2003), Comerica Bank; President and Chief Executive Officer (July 1993 to June 2003), Comerica Bank-California.

			1993–2001; 2003–Present
Dale E. Greene	58	Executive Vice President and Chief Credit Officer (since December 2002), Comerica Incorporated; Executive Vice President (since March 1996), Comerica Bank.	1996–2001; 2003–Present
Charles L. Gummer	58
President and Chief Executive Officer — Texas Division (since July 2003), Comerica Bank; President (November 1989 to June 2003) and Chief Executive Officer (January 1992 to June 2003), Comerica Bank-Texas; Executive Vice President (May 1997 to May 2000), Comerica Incorporated.

			1992–2001; 2003–Present
James E. Lake	57	Senior Vice President (since July 2003) and First Vice President (since April 1989), Comerica Incorporated; Senior Vice President (since November 2003), Comerica Bank.	2003–Present
John D. Lewis	56
Vice Chairman (since January 1994 and January 1990 to June 1992) and Executive Vice President (June 1992 to January 1994), Comerica Incorporated; Vice Chairman (since March 1995 and January 1990 to June 1992), Comerica Bank.

			1988–Present
Michael H. Michalak	47	Senior Vice President (since March 1998), Comerica Incorporated; Senior Vice President (since November 2003), Comerica Bank.	2003–Present
Dennis J. Mooradian	57	Executive Vice President (since November 2003), Comerica Incorporated and Comerica Bank; Executive Vice President (May 1996 to October 2003), Wells Fargo & Company (bank holding company).	2003–Present

(1)	This column includes principal occupations and employment with subsidiaries and other affiliates of Comerica and of Manufacturers National Corporation.

COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes the compensation of the Chief Executive Officer of Comerica and the four officers of Comerica who were both executive officers as of the end of the fiscal year ended December 31, 2004 and received the highest compensation during such fiscal year (collectively, the “named executive officers”). The table also includes the compensation of the named executive officers for the fiscal years ended December 31, 2003 and December 31, 2002.

SUMMARY COMPENSATION TABLE

							LONG-TERM COMPENSATION
			ANNUAL COMPENSATION				AWARDS		PAYOUTS
Name and Principal Position(a)	Fiscal Year		Salary ($)	Bonus ($)		Other Annual Compensation ($)	Restricted Stock Award(s)(1)(2) ($)	Securities Underlying Options(3) (#)	LTIP Payouts(4) ($)		All Other Compensation(5)(6) ($)
Ralph W. Babb, Jr.	2004		850,025	1,020,030		9,808	656,250	150,000	0		11,303
Chairman of the Board,	2003		820,000	943,028		12,056	432,400	120,000	164,005		12,396
President and Chief Executive Officer,	2002		762,506	0		15,064	632,000	125,000	360,011		10,374
Comerica Incorporated and Comerica Bank

Joseph J. Buttigieg, III	2004		580,000	626,400		7,428	367,500	75,000	0		15,638
Vice Chairman,	2003		560,000	579,600		7,598	302,680	68,000	89,600		14,590
Comerica Incorporated	2002		545,000	0		8,729	442,400	70,000	196,200		9,807
and Comerica Bank

John D. Lewis	2004		560,000	604,800		7,923	262,500	65,000	0		16,001
Vice Chairman, Comerica	2003		560,000	579,600		7,913	302,680	68,000	89,600		15,130
Incorporated and Comerica Bank	2002		545,000	0		9,304	442,400	70,000	196,200		12,802

Dennis J. Mooradian	2004		540,000	540,000	(8)	10,928	315,000	45,000	0		11,544
Executive Vice President,	2003	(7)	66,635	71,645		0	1,816,500	60,000	2,363		255,000	(9)
Comerica Incorporated and
Comerica Bank

Elizabeth S. Acton	2004		452,000	352,560		5,634	315,000	45,000	0		4,044
Executive Vice President,	2003		438,000	327,405		6,110	259,440	40,000	21,681		3,887
Chief Financial Officer	2002	(10)	330,192	406,066	(11)	4,905	1,240,400	30,000	18,934	(11)	101,865	(12)
and Treasurer,
Comerica Incorporated and Comerica Bank

LTIP = long-term incentive plan

(a)	Current position held by the named executive officer as of April 8, 2005.

(1)	Generally, restricted stock is granted to certain key employees and is subject to future vesting conditions. The value of the 2004, 2003 and 2002 restricted stock award is calculated based on the price of Comerica’s common stock of $52.50, $43.24 and $63.20, respectively, on the grant dates. In addition, Comerica calculated the market value using the closing price of Comerica’s common stock of $61.02 per share on December 31, 2004. As of December 31, 2004, each of the named executive officers held the following number of shares of common stock (“restricted stock”), which the named executive officer may forfeit if he or she does not remain an employee for the term established by Comerica: Ralph W. Babb, Jr., 40,000 shares with a market value of $2,440,800; Joseph J. Buttigieg, III, 28,500 shares with a market value of $1,739,070; John D. Lewis, 26,500 shares with a market value of $1,617,030; Dennis J. Mooradian, 41,000 shares with a market value of $2,501,820; and Elizabeth S. Acton, 32,000 shares with a market value of $1,952,640. The market value does not give effect to any diminution in value due to the restrictions on this stock.

(2)	Comerica pays dividends on restricted stock at the same rate and on the same terms that it pays dividends on its common stock.

(3)	Comerica has never granted stock appreciation rights under its Long-Term Incentive Plan.

(4)	Amounts in this column represent incentive awards based on Comerica’s average return on equity and earnings per share growth performance for three-year performance periods ending in 2004, 2003 and 2002. Historically, Comerica has paid the award to each of the named executive officers in cash and fifty percent of the award automatically was invested in shares of non-transferable common stock. If the participant deferred the award, one hundred percent of the deferred award was deemed invested in Comerica common stock and was paid out in common stock. In addition, historically, executives could not transfer stock awarded through this program until the executive’s employment with Comerica terminated (“non-transferable stock”). On November 23, 2004, however, the Compensation Committee revised the Management Incentive Plan three-year performance award structure on a going-forward basis so that participants would receive future three-year performance awards entirely in cash (rather than having fifty percent of the award automatically invested in shares of non-transferable common stock). In addition, when senior officers elect to defer a three-year performance award after November 23, 2004, all or a portion of the deferred award can be deemed invested in Comerica common stock and paid out in common stock and/or deemed invested in various investment funds and paid out in cash, at the election of the participant.

(5)	Amounts for 2004 for each of the named executive officers include a $1,000 matching contribution and $3,044 performance match under Comerica’s 401(k) plan. Amounts for 2004 also include life insurance premiums paid by Comerica for the benefit of certain named executive officers (Ralph W. Babb, Jr., $7,259; Joseph J. Buttigieg, III, $11,594; John D. Lewis, $11,957; Dennis J. Mooradian, none; and Elizabeth S. Acton, none ).

(6)	Amounts for 2004 for each of the named executive officers include Employee Stock Purchase Plan matching contributions for the following named executive officers in the amount set forth opposite such officer’s name: (Quarterly Match: Ralph W. Babb, Jr., none; Joseph J. Buttigieg, III, none; Dennis J. Mooradian, $7,500; John D. Lewis, none; and Elizabeth S. Acton, none. Retention Match: Ralph W. Babb, Jr., none; Joseph J. Buttigieg, III, none; Dennis J. Mooradian, none; John D. Lewis, none; and Elizabeth S. Acton, none). All participants in the Employee Stock Purchase Plan are eligible to receive matching contributions.

(7)	Dennis J. Mooradian joined Comerica as Executive Vice President, Wealth and Institutional Management, on November 3, 2003. As a result, the salary, bonus and long-term incentive payments indicated represent prorated annual amounts.

(8)	As part of his employment offer, Dennis J. Mooradian was guaranteed a minimum bonus of 100% of his base salary of $540,000.

(9)	Includes a one-time signing bonus of $250,000 and a relocation bonus of $5,000.

(10)	Elizabeth S. Acton joined Comerica as Executive Vice President and Chief Financial Officer on April 15, 2002. As a result, the salary indicated covers a prorated annual amount.

(11)	As part of her employment offer, Elizabeth S. Acton was guaranteed a minimum bonus of 100% of her base salary of $425,000 under Comerica’s Management Incentive Plan for 2002. Of that $425,000 bonus, $18,934 was granted as an incentive award based on Comerica’s average return on equity and earnings per share growth performance for a three-year period from 2000 through 2002 (pro rated for the time Ms. Acton was an employee with Comerica), as described more fully in footnote 4, and the remaining $406,066 was granted under the annual management incentive funding of the Management Incentive Plan.

(12)	Includes a one-time signing bonus of $100,000.

The following table provides information on stock options Comerica granted in 2004 to the named executive officers.

OPTION GRANTS IN LAST FISCAL YEAR(1)

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted(2)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	0% ($)	5% ($)	10% ($)
Ralph W. Babb, Jr.	150,000	5.40%	52.50	4/16/14	0	4,952,545	12,550,722
Joseph J. Buttigieg, III	75,000	2.70%	52.50	4/16/14	0	2,476,273	6,275,361
John D. Lewis	65,000	2.34%	52.50	4/16/14	0	2,146,103	5,438,646
Dennis J. Mooradian	45,000	1.62%	52.50	4/16/14	0	1,485,764	3,765,217
Elizabeth S. Acton	45,000	1.62%	52.50	4/16/14	0	1,485,764	3,765,217

(1)	Comerica has never granted stock appreciation rights under Comerica’s Long-Term Incentive Plan.

(2)	This column represents the number of options granted to each named executive officer in 2004. These options have a ten year term and become exercisable annually in 25% increments, beginning on January 26, 2005. The exercise price is equal to the fair market value of the shares covered by each option on the date each option was granted.

(3)	Amounts in these columns represent the potential value which a holder of the option may realize at the end of the option’s term assuming the annual rates of growth indicated in the above columns. The value of the options has not been discounted to reflect present values. These amounts are not intended to forecast possible future appreciation, if any, of Comerica’s stock price.

The following table provides information concerning the exercise of stock options by the named executive officers during the last fiscal year and the value of unexercised options at December 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES(1)

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
Name	(#) Shares Acquired On Exercise	($) Value Realized(3)	(#) Exercisable	(#) Unexercisable	($) Exercisable	($) Unexercisable
Ralph W. Babb, Jr.	22,500	919,500	415,250	283,750	4,108,845	3,216,875
Joseph J. Buttigieg, III	29,775	1,187,476	320,500	143,500	3,549,810	1,694,700
John D. Lewis	30,825	1,223,753	437,100	133,500	6,375,318	1,609,500
Dennis J. Mooradian	0	0	15,000	90,000	136,800	793,800
Elizabeth S. Acton	10,000	175,800	15,000	90,000	0	1,004,400

(1)	Comerica has never granted stock appreciation rights under its Long-Term Incentive Plan.

(2)	The value of “in-the-money” options is calculated as of December 31, 2004. Such value is equal to the difference between $61.02 (the closing price on December 31, 2004) and the option exercise price multiplied by the number of shares of Comerica’s common stock underlying the option. An option is “in-the-money” if the market value of the common stock underlying the option is greater than the exercise price.

(3)	Value is calculated based upon the difference between the per-share option exercise price and the market value of a share of Comerica’s common stock on the date of exercise, multiplied by the applicable number of shares.

The following table provides information on estimated payouts that could be made to the named executive officers in 2007 if specified objectives are attained.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR(1)

		Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Performance Period	Threshold ($)	Target ($)	Maximum(2) ($)
Ralph W. Babb, Jr.	2004–2006	0	425,013	850,025
Joseph J. Buttigieg, III	2004–2006	0	232,000	464,000
John D. Lewis	2004–2006	0	224,000	448,000
Dennis J. Mooradian	2004–2006	0	121,500	243,000
Elizabeth S. Acton	2004–2006	0	101,700	203,400

(1)	Participants earn long-term awards under the Management Incentive Plan based upon Comerica’s attainment of specified objectives established by the Compensation Committee in relation to Comerica’s average return on common equity and earnings per share growth during the three-year performance period. Historically, Comerica has paid the award to each of the named executive officers in cash and fifty percent of the award automatically was invested in shares of non-transferable common stock. If the participant deferred the award, one hundred percent of the deferred award was deemed invested in Comerica common stock and was paid out in common stock. In addition, historically, executives could not transfer stock awarded through this program until the executive’s employment with Comerica terminates (“non-transferable stock”). On November 23, 2004, however, the Compensation Committee revised the Management Incentive Plan three-year performance award structure on a going-forward basis so that participants would receive future three-year performance awards entirely in cash (rather than having fifty percent of the award automatically invested in shares of non-transferable common stock). In addition, when senior officers elect to defer a three-year performance award after November 23, 2004, all or a portion of the deferred award can be deemed invested in Comerica common stock and paid out in common stock and/or deemed invested in various investment funds and paid out in cash, at the election of the participant.

(2)	Each year, Comerica determines the amount necessary to fund long-term awards under the Management Incentive Plan for the upcoming year. The maximum stated for each named executive officer represents the maximum amount which could be funded for each named executive officer based upon the achievement of the performance criteria under the plan and on such executive officer’s organizational level and base salary. The Compensation Committee may use its discretion to reduce the payment to the named executive officer based on individual performance for the previous three performance years. As a result, an individual’s award may be less than the maximum stated in the table above for the named executive officer.

DEFINED BENEFIT PENSION PLAN BENEFITS

Comerica maintains the Comerica Incorporated Retirement Plan (2000 Amendment and Restatement), a tax-qualified defined benefit pension plan (the “Pension Plan”). The Pension Plan is a consolidation of the former Manufacturers National Corporation Pension Plan (the “Manufacturers Plan”) and the Comerica Incorporated Retirement Plan (the “Comerica Plan”) and pension plans of other companies acquired by Comerica (the “Acquired Companies Plans”). Participants who retire under the Pension Plan receive a pension based on a formula which takes into consideration final average compensation and years of service, including years of service credited under the Manufacturers Plan, the Comerica Plan or the Acquired Companies’ Plan applicable to the former participants of these plans.

As of December 31, 2004, under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the maximum annual pension that any participant, including any named executive officer, may receive under a qualified defined benefit plan is $165,000. The maximum annual compensation of any participant which Comerica can consider in computing a pension under a qualified plan is $205,000. To the extent that Tables I, II and III reflect an annual pension greater than $165,000, or compensation above $205,000, Comerica will pay the participant, including any named executive officer, the additional amount under a non-qualified plan maintained by Comerica.

Table I below provides estimates of the amounts payable as an annual pension using various levels of final average compensation and years of service credited under the Pension Plan in 1994 and later years. Comerica calculated the amounts shown in Table I without applying the limitations under the Internal Revenue Code which are discussed above and which apply to the Pension Plan.

Table I: Annual Pension Under Pension Plan**
Based on Years of Credited Service

	Years of Service
Final Average Compensation*	5	15	25	35
$ 500,000	$ 38,296	$114,887	$191,478	$ 252,274
600,000	46,296	138,887	231,478	304,774
700,000	54,296	162,887	271,478	357,274
800,000	62,296	186,887	311,478	409,774
900,000	70,296	210,887	351,478	462,274
1,000,000	78,296	234,887	391,478	514,774
1,500,000	118,296	354,887	591,478	777,274
2,000,000	158,296	474,887	791,478	1,039,774
2,500,000	198,296	594,887	991,478	1,302,274

*	Based on the average of the highest 5 consecutive years of compensation in the last 10 years of employment.

**	Effective January 1, 2000, the Compensation Committee amended the Pension Plan to provide a funding mechanism for employees terminating employment after January 1, 2000 to purchase additional health care insurance. This is a level benefit to all employees and is not based on final compensation. Instead, it provides $3 per “point” for each year of service and age for those who retire prior to their normal retirement date and eligible for Medicare, and $1.50 per “point” for each year of service and age after their normal retirement age. Eligibility is based on the employee either being at age 60 with 10 years of service or at age 55 or later when an employee accumulates 80 points (for example, age 55 and 25 years of service, which would result in an annual payment of $240 until the normal social security retirement date, and of $120 thereafter). Those vested employees not meeting the age 60 and 10 years of service or 80 point criteria would receive a flat $1.50 per point.

Tables II and III provide estimates of the amounts payable as an annual pension using various levels of final average compensation and years of service credited in years prior to 1994. Comerica calculated the amounts shown in Tables II and III without applying the limitations under the Internal Revenue Code which are discussed above and which apply to the Pension Plan.

Table II: Annual Pension Under Comerica Plan
Based on Years of Credited Service Prior to 1994

	Years of Service
Final Average Compensation*	5	15	25	35
$ 500,000	$ 42,996	$128,989	$ 214,981	$ 300,974
600,000	51,746	155,239	258,731	362,224
700,000	60,496	181,489	302,481	423,474
800,000	69,246	207,739	346,231	484,724
900,000	77,996	233,989	389,981	545,974
1,000,000	86,746	260,239	433,731	607,224
1,500,000	130,496	391,489	652,481	913,474
2,000,000	174,246	522,739	871,231	1,219,724
2,500,000	217,996	653,989	1,089,981	$1,525,974

*	Based on the average of the highest 5 consecutive years of compensation in the last 10 years of employment.

Table III: Annual Pension Under Manufacturers Plan
Based on Years of Credited Service Prior to 1994

	Years of Service
Final Average Compensation*	5	15	25	35
$ 500,000	$ 39,924	$119,772	$ 199,620	$ 264,543
600,000	48,274	144,822	241,370	319,643
700,000	56,624	169,872	283,120	374,743
800,000	64,974	194,922	324,870	429,843
900,000	73,324	219,972	366,620	484,943
1,000,000	81,674	245,022	408,370	540,043
1,500,000	123,424	370,272	617,120	815,543
2,000,000	165,174	495,522	825,870	1,091,043
2,500,000	206,924	620,772	1,034,620	1,366,543

*	Based on the average of the highest 5 consecutive years of compensation in the last 10 years of employment.

The estimated years of service credited under the Pension Plan for each of the named executive officers as of April 8, 2005 are as follows: Elizabeth S. Acton, 2 years; Ralph W. Babb, Jr., 9.9 years; Joseph J. Buttigieg, III, 33 years; John D. Lewis, 34.5 years; and Dennis J. Mooradian, 5 months. The years of service credited to Mr. Lewis include 23.5 years of service credited under the Comerica Plan for which a past service pension is payable under the Pension Plan. The years of service credited to Mr. Buttigieg include 21.5 years of service credited under the Manufacturers Plan for which a past service pension is payable under the Pension Plan. In addition, Comerica has contractually agreed to pay Mr. Babb additional pension amounts to equalize the effects of his departure from his previous employer. A description of Mr. Babb’s agreement is included under the section captioned “Employment Contracts and Severance Agreements” in this Proxy Statement.

Under the Pension Plan, a participant who is unmarried at the time he or she retires generally receives a pension in the form of a straight life annuity, the annual amounts of which are listed in the tables above. A participant who is married at the time he or she retires generally receives a pension in the form of a joint and 50% survivor annuity, the amount of which is actuarially equivalent to the straight life annuity. The pension amounts appearing in the Pension Plan Tables assume that retirement will occur at the normal retirement age of 65.

The amounts set forth in the tables above are not subject to deduction for Social Security or other offset amounts. The pension benefit formula under each of these plans is designed so that the pension benefits payable are integrated with the Social Security taxable wage base.

TRANSACTIONS OF EXECUTIVE OFFICERS WITH COMERICA

Some of the executive officers of Comerica, their related entities, and members of their immediate families were customers of and had transactions (including loans and loan commitments) with banking affiliates of Comerica during 2004. Comerica made all loans and commitments in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collection or present other unfavorable features.

EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS

Ralph W. Babb, Jr. is a party to a Supplemental Pension and Retiree Medical Agreement with Comerica. Comerica will provide Mr. Babb with a supplemental pension to equalize the effect his departure from his previous employer had on his pension. This supplemental pension provides Mr. Babb a benefit equal to the amount to which he would have been entitled under Comerica’s Pension Plan had he been employed by Comerica since October 1978 (an additional 17 years of service) less amounts received by him under both Comerica’s Pension Plan and the defined benefit pension plans of his prior employer. In addition, Comerica will provide Mr. Babb and his spouse with retiree medical and accidental insurance coverage for his or her lifetime on a basis no less favorable than such benefits are provided to them as of the date of the agreement.

CHANGE OF CONTROL AGREEMENTS

Each named executive officer is a party to a change of control employment agreement with Comerica. These agreements become effective only in the event of a change of control as defined in the agreement. The agreement is for an initial three-year period (the “Agreement Period”), commencing on the date the executive and Comerica sign the agreement, and is extended automatically at the end of each year for an additional one year unless Comerica delivers written notice to the named executive officer, at least sixty days prior to the annual renewal date, that the agreement will not be extended. Comerica intends that the Agreement Period will always be three years.

If a change of control of Comerica occurs during the Agreement Period, the employment period begins and Comerica will continue the executive’s employment for a period of thirty months from the date of the change of control. During this employment period:

•	The executive’s position and duties will be at least commensurate with the most significant duties held by him or her during the 120 day period prior the date of a change of control.

•	Comerica will assign the executive an office at the location where he or she was employed on the date the change of control occurred or an office less than 60 miles from such office.

•	Each executive will receive a monthly base salary equal to or greater than the highest monthly base salary he or she earned from Comerica during the twelve month period prior to the date of the change of control, and an annual cash bonus at least equal to the highest bonus he or she earned during any of the last three fiscal years prior to the date the change of control occurred. (Comerica will annualize the amount of the bonus earned by the executive if the executive was not employed by Comerica for the entire year.)

•	The executive also will be eligible to receive annual salary increases and to participate in all of Comerica’s executive compensation plans and employee benefit plans, including health, accident, disability and life insurance benefit plans, at least equal to the most favorable of those plans which were in effect at any time during the 120 day period preceding the effective date of his or her agreement.

If the executive dies or becomes disabled during the employment period, the executive or his or her beneficiary will receive accrued obligations, including salary, pro rata bonus, deferred compensation and vacation pay, and death or disability benefits.

The agreement also provides severance benefits to the executive if Comerica terminates his or her employment for a reason other than cause or disability or if he or she resigns for good reason during the employment period. Good reason under the agreement includes termination of the agreement by the executive for any reason during the 30-day period immediately following the first anniversary of the change of control. If the executive becomes entitled to receive severance benefits under his or her agreement, he or she will receive in addition to other benefits:

•	any unpaid base salary through the date of termination;

•	a proportionate bonus based upon the highest annual bonus he or she earned during any of the last three fiscal years prior to the effective date of the executive’s agreement or during the most recently completed fiscal year;

•	an amount equal to three times the executive’s annual base salary;

•	an amount equal to three times the highest annual bonus the executive earned during any of the last three fiscal years prior to the effective date of his or her agreement or during the most recently completed fiscal year;

•	payment under Comerica’s defined benefit pension plan and any excess benefit plan in which the executive participates, in an amount equal to the excess of: (a) the retirement benefits he or she would receive under the plans if he or she continued to receive service credit for three years after the date his or her employment was terminated, over (b) the retirement benefits he or she actually accrued under the plans;

•	continuation of health, accident, disability and life insurance benefits for three years after the executive’s employment terminates, unless he or she becomes eligible to receive comparable benefits during the three-year period; and

•	payment of any legal fees and expenses reasonably incurred by the executive to enforce his or her rights under the agreement.

If the Internal Revenue Service subjects any payment to the executive under the change of control employment agreement to an excise tax under Section 4999 of the Internal Revenue Code, the executive will receive an additional payment so that the amount he or she receives equals the amount he or she would receive under the agreement if an excise tax was not imposed. However, this additional payment will not be made to the executive unless the payment exceeds 110% of the payments that could have been made to him or her without the imposition of an excise tax.

The executive will also receive any benefits he or she may have under any other agreement with, or benefit plan or arrangement of, Comerica.

The information contained in the Compensation Committee Report is not deemed to be soliciting material or to be filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Comerica specifically incorporates such information by reference, and shall not be otherwise deemed filed under such acts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors establishes the annual compensation for the Chairman, President and Chief Executive Officer. The Compensation Committee reviews and approves the annual compensation for Comerica’s Vice Chairmen, Executive Vice Presidents, and other officers of the management team based on the recommendations of management. The Compensation Committee is composed entirely of non-employee directors.

Compensation Philosophy

Comerica designed its compensation program to attract, motivate, reward and retain superior executive talent. The program emphasizes performance-based compensation and encourages long-term strategic decision making. The principal components of the executive compensation program are base salaries, annual and long-term management incentive awards and long-term stock incentive awards.

In determining appropriate levels of compensation for the Chairman, President and Chief Executive Officer, Vice Chairmen, Executive Vice Presidents, and other officers of the management team, the Compensation Committee evaluates: (1) individual performance, and (2) Comerica’s performance and compensation levels in relation to its “peer group,” currently consisting of 16 bank holding companies, including Comerica, which the Compensation Committee has determined are appropriately related to business focus and size. The “peer group” may change from year to year depending on changes in the marketplace and Comerica’s business and strategic focus. In 2004, the “peer group” consisted of 15 bank holding companies, including Comerica.

As a member of the Keefe-50 Bank Index, key competitors in our “peer group” are included in the Keefe-50 Bank Index used below in Comerica’s performance graph.

Compensation of the Chief Executive Officer

Comerica’s Board of Directors relies upon its Chief Executive Officer to provide effective leadership and execute a successful business plan for the entire organization. Other key measures of the Chief Executive Officer’s performance include development of the senior managers of Comerica and their leadership role in their communities.

The Compensation Committee established Mr. Babb’s 2004 base salary, management incentive award, stock option grants and restricted stock awards in amounts commensurate with his performance and position and the performance of Comerica. This is done in accordance with Comerica’s compensation philosophy described above.

Base Salaries

The Compensation Committee adjusts salaries to an appropriate level based on performance and contribution to the organization’s success.

Management Incentive Plan

Comerica maintains a Management Incentive Plan for executive officers which provides for incentives driven by Comerica’s performance, currently return on equity and earnings per share growth, in relation to Comerica’s “peer group.”

Accordingly, the 2004 management incentive awards for the named executive officers, including Mr. Babb, were based on Comerica’s 2004 adjusted return on equity of 14.07 percent, which placed Comerica at number 13 among its “peer group,” and Comerica’s adjusted earnings per share growth of 17.92 percent, which placed Comerica at number 4 among its “peer group.” For all senior officers, except the named executive officers, a portion of the annual incentive funding under the Management Incentive Plan is tied to the achievement of non-financial goals, determined by the Compensation Committee at the beginning of each performance period.

Upon determination of Comerica’s performance in relation to the “peer group,” the Compensation Committee established a pool of awards for distribution under the incentive plan. The distribution of individual awards to the executive officers and the other participants in the program is based on corporate performance, individual performance and individual levels of responsibility within Comerica.

Mr. Babb’s 2004 annual award under the Management Incentive Plan reflects Comerica’s return on equity performance and earnings per share growth in comparison to the “peer group.”

To reward consistently achieved performance over a three-year period, the Management Incentive Plan provides for an additional award to be paid based on Comerica’s performance, currently average return on equity and earnings per share growth for the most recent three-year period, relative to its “peer group.” Historically, Comerica has paid the award to each of the named executive officers in cash and fifty percent of the award automatically was invested in shares of non-transferable common stock. If the participant deferred the award, one hundred percent of the deferred award was deemed invested in Comerica common stock and was paid out in common stock. In addition, historically, executives could not transfer stock awarded through this program until the executive’s employment with Comerica terminates (“non-transferable stock”). On November 23, 2004, however, the Compensation Committee revised the Management Incentive Plan three-year performance award structure on a going-forward basis so that participants would receive future three-year performance awards entirely in cash (rather than having fifty percent of the award automatically invested in shares of non-transferable common stock). In addition, when senior officers elect to defer a three-year performance award after November 23, 2004, all or a portion of the deferred award can be deemed invested in Comerica common stock and paid out in common stock and/or deemed invested in various investment funds and paid out in cash, at the election of the participant.

Comerica’s adjusted average return on equity of 12.59 percent for the three-year period from 2002 through 2004 ranked fifteenth among the “peer group.” Comerica’s adjusted average earnings per share growth of –0.97 percent for the three-year period from 2002 through 2004 also ranked fifteenth among the “peer group.”

The Compensation Committee, in accordance with the terms of the Management Incentive Plan, makes certain adjustments to return on equity and earnings per share growth to further its intent of ensuring that senior officers are fairly compared to their peers. These adjustments relate to the period of recognition for restructuring charges, or to ensuring comparability to the peer group for certain accounting matters, such as goodwill amortization and expensing of stock options.

Stock-Based Awards

Comerica’s key officers and employees, including all of its named executive officers, are eligible to receive stock-based awards under Comerica’s Long-Term Incentive Plan. The plan’s objective is to align the interests of Comerica’s key officers and employees with those of its shareholders.

Awards in 2004 consisted of stock option and restricted stock grants. Stock option grant exercise prices were equal to the fair market value of Comerica’s common stock on the grant date. Because executives and other employees receive value from stock option grants only in the event of stock price appreciation, the Compensation Committee believes stock options are a strong incentive to improve long term financial performance and increase shareholder value. Restricted stock was granted to certain key employees and is forfeitable if such individuals do not remain employees for the period Comerica requires (typically between 3 and 5 years). However, vesting may be accelerated by the Compensation Committee in its discretion, as permitted by the Long-Term Incentive Plan.

Grants of stock options and restricted stock to the named executive officers, including Mr. Babb, are allocated from a pool of stock which is created each year based on Comerica’s overall performance and a percentage of each officer’s base salary. Each named executive officer’s grant from the stock pool is based on the

Compensation Committee’s assessment of his or her individual performance, levels of responsibility and contributions to Comerica.

Stock Ownership Guidelines

Comerica has stock ownership guidelines which encourage senior officers to own a significant number of shares of Comerica’s common stock. The stock ownership guidelines are calculated based on the senior officer’s annual base salary times a certain multiple. Comerica encourages its senior officers to achieve the targeted stock ownership levels within five years of being promoted or named to the applicable senior officer position. As of December 31, 2004, all senior officers of Executive Vice President level or higher who had held their current title for at least five years had met their respective stock ownership guideline levels.

OFFICER STOCK OWNERSHIP GUIDELINES

LEVEL	MULTIPLE OF ANNUAL SALARY	YEARS TO ATTAIN
Chairman and Chief Executive Officer	5.0 times	5 Years
President	3.5 times	5 Years
Vice Chairman	3.0 times	5 Years
Executive Vice President	3.0 times	5 Years
Senior Vice President	2.0 times	5 Years
First Vice President	1.0 time	5 Years

Deductibility of Executive Compensation

The Compensation Committee’s objective is to structure Comerica’s executive compensation programs to maximize the deductibility of executive compensation under the Internal Revenue Code. However, the Compensation Committee reserves the right in the exercise of its business judgment to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Internal Revenue Code and would not be deductible.

The Compensation Committee

Kenneth L. Way, Chairman
Anthony F. Earley, Jr.
Max M. Fisher(1)
Alfred A. Piergallini

February 28, 2005

(1)	Mr. Fisher was a member of the Board and the Compensation Committee during 2004. He passed away on March 3, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The SEC requires that Comerica provide information about any shareholder who beneficially owns more than 5% of Comerica’s common stock. As of December 31, 2004, there were not any shareholders known to Comerica to beneficially own more than 5% of Comerica’s common stock.

PROPOSAL I SUBMITTED FOR YOUR VOTE

ELECTION OF DIRECTORS

Election of Directors. Comerica’s Board of Directors is divided into three classes, with each class of directors elected to a three-year term of office. There are currently 16 directors, constituting the whole Board of Directors.

At each Annual Meeting of Shareholders, you elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting. This year you are voting on six candidates for the Class III Directors. Based on the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated the current Class III Directors for election: Joseph J. Buttigieg, III, J. Philip DiNapoli, Roger Fridholm, Alfred A. Piergallini, Patricia M. Wallington and Gail L. Warden. Each of the nominees has consented to his or her nomination and has agreed to serve as a director of Comerica, if elected.

If any director is unable to stand for re-election, Comerica may vote the shares to elect any substitute nominees recommended by the Corporate Governance and Nominating Committee. If the Corporate Governance and Nominating Committee does not recommend any substitute nominees, the number of directors to be elected at the Annual Meeting may be reduced by the number of nominees who are unable to serve.

In identifying potential candidates for nomination as directors, the Corporate Governance and Nominating Committee considers the specific qualities and skills of potential directors. The Committee evaluates a potential nominee with regard to his or her ability to represent the long-term interests of Comerica’s four core constituencies: its shareholders, its customers, the communities it serves, and its employees. The Corporate Governance and Nominating Committee’s minimum qualifications for a director nominee are experience in those areas that the Board determines are necessary and appropriate to meet the needs of Comerica, including leadership positions in public companies, small or middle market businesses, or not for profit, professional, or educational organizations.

For those proposed director nominees who meet the minimum qualifications, the Corporate Governance and Nominating Committee then assesses the proposed nominee’s specific qualifications, evaluates his or her independence, and considers other factors including skills, geographic location, considerations of diversity, standards of integrity, and ability and willingness to commit to serving on the Board for an extended period of time and to dedicate adequate time and attention to the affairs of Comerica as necessary to properly discharge his or her duties.

The Corporate Governance and Nominating Committee does not have a separate policy for consideration of any director candidates recommended by shareholders. Instead, the Corporate Governance and Nominating Committee considers any candidate meeting the requirements for nomination by a shareholder set forth in Comerica’s bylaws (as well as applicable laws and regulations) in the same manner as any other director candidate. The Corporate Governance and Nominating Committee believes that requiring shareholder recommendations for director candidates to comply with the requirements for nominations in accordance with Comerica’s bylaws ensures that the Corporate Governance and Nominating Committee receives at least the minimum information necessary for it to begin an appropriate evaluation of any such director nominee.

Comerica periodically uses a third-party search firm for the purpose and function of identifying potential director nominees.

Further information regarding the Board and these nominees begins directly below.

COMERICA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CANDIDATES FOR CLASS III DIRECTORS.

INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS

The following section provides information as of April 8, 2005 about each nominee for election as a Class III Director and for each of the Class I and Class II Directors whose term of office will continue after the Annual Meeting. The information provided includes the age of each director; the director’s principal occupation, employment and business experience during the past five years, including employment with Comerica and Comerica Bank, a wholly-owned subsidiary of Comerica; other public company or registered investment company directorships; and the year in which the nominee or incumbent director became a director of Comerica (except as noted in a separate footnote below).

NOMINEES FOR CLASS III DIRECTORS — TERMS EXPIRING IN 2008

Joseph J. Buttigieg, III	Director since 2000(1)
Mr. Buttigieg, 59, has been Vice Chairman of Comerica Incorporated and Comerica Bank since March 1999. He was Executive Vice President of Comerica Incorporated from June 1995 to March 1999.

J. Philip DiNapoli	Director since 1991

Mr. DiNapoli, 65, has been President of JP DiNapoli Companies, Inc., a real estate investment, development and management company, since May 1998. He has been the Managing Partner of the Real Estate Division of DiNapoli family holdings since November 1974. He is also a director of SJW Corp.

Roger Fridholm	Director since 1985(2)

Mr. Fridholm, 64, has been President of St. Clair Group, a private investment company, since January 1991. He has been President of IPG Services Corp., a staffing services company, since November 1994. He was President of MSX International, Inc., a staffing and business services company, from May 1998 to June 2000.

Alfred A. Piergallini	Director since 1991

Mr. Piergallini, 58, has been a consultant with Desert Trail Consulting, a marketing consulting organization, since January 2001. He was Chairman, President and Chief Executive Officer of Novartis Consumer Health Worldwide, a manufacturer, developer and marketer of health-related products, from December 1999 to December 2001. He was President and Chief Executive Officer of Novartis Consumer Health North America, from February 1999 to December 1999. He was Vice Chairman, President and Chief Executive Officer of Gerber Products Company, a manufacturer and developer of infant and toddler nutrition and wellness products, until February 1999. He is also a director of Central Garden & Pet Company.

Patricia M. Wallington	Director since 1998
Ms. Wallington, 66, has been President of CIO Associates, a consulting firm, since 1998.

Gail L. Warden	Director since 1990(2)

Mr. Warden, 66, has been President Emeritus of Henry Ford Health System, a not-for-profit healthcare corporation, since June 2003. He was President and Chief Executive Officer of Henry Ford Health System from April 1988 to June 2003. He is also a director of National Research Corporation.

INCUMBENT CLASS I DIRECTORS — TERMS EXPIRING IN 2006

Lillian Bauder	Director since 1986(2)

Dr. Bauder, 65, has been a Vice President at Masco Corporation, a manufacturer of diversified household and consumer products and services, since October 1996. She has been Chairman and President of Masco Foundation since January 2002. She was President of Masco Foundation from October 1996 to December 2001. She is also a director of DTE Energy Company.

Anthony F. Earley, Jr.	Director since 1998(2)

Mr. Earley, 55, has been Chairman and Chief Executive Officer of DTE Energy Company, a diversified energy company, since August 1998. He is also a director of Plug Power Inc., Masco Corporation and DTE Energy Company.

Robert S. Taubman	Director since 1987(2)

Mr. Taubman, 51, has been Chairman of The Taubman Company, a shopping center management company engaged in leasing, management and construction supervision, since December 2001 and has been President and Chief Executive Officer of The Taubman Company since September 1990. He has been Chairman of Taubman Centers, Inc., a real estate investment trust that owns, develops and operates regional shopping centers nationally, since December 2001 and has been President and Chief Executive Officer of Taubman Centers, Inc. since August 1992. He is also a director of Sotheby’s Holdings, Inc. and Taubman Centers, Inc.

Reginald M. Turner, Jr.	Director since 2005
Mr. Turner, 45, has been an attorney with Clark Hill PLC, a law firm, since April 2000. He was an attorney with Sachs Waldman, a law firm, from September 1989 to March 2000.

INCUMBENT CLASS II DIRECTORS — TERMS EXPIRING IN 2007

Ralph W. Babb, Jr.	Director since 2000(3)

Mr. Babb, 56, has been President and Chief Executive Officer of Comerica Incorporated and Comerica Bank since January 2002. He has been Chairman of Comerica Incorporated and Comerica Bank since October 2002. He was Chief Financial Officer of Comerica Incorporated from January 2002 to April 2002. He was Vice Chairman and Chief Financial Officer from March 1999 to December 2001 and Executive Vice President and Chief Financial Officer from June 1995 to March 1999 of Comerica Incorporated and Comerica Bank.

James F. Cordes	Director since 1984

Mr. Cordes, 64, is retired. He was Executive Vice President of The Coastal Corporation, a diversified energy company, until March 1997. He was President of American Natural Resources Company, a diversified energy company, until March 1997. He is also a director of Northeast Utilities.

Peter D. Cummings	Director since 1997(2)

Mr. Cummings, 57, has been Chairman of Ram Realty Services, a private real estate management and development company, since June 1991. He has been President of Southern Realty Group, Inc., a real estate investment company, since August 1978. He is also a real estate investor.

Todd W. Herrick	Director since 1993(2)

Mr. Herrick, 62, has been Chairman of Tecumseh Products Company, a manufacturer of engines and power train components for lawn and garden applications, since February 2003. He has been President and Chief Executive Officer of Tecumseh Products Company since April 1986. He is also a director of Tecumseh Products Company.

William P. Vititoe	Director since 1983(2)

Mr. Vititoe, 66, is retired. He was Chairman, President and Chief Executive Officer of Washington Energy Company, a diversified energy company, now Puget Sound Energy, Inc., a subsidiary of Puget Energy, Inc., from January 1994 to February 1997. He is also a Director of Cabot Oil & Gas Corporation.

Kenneth L. Way	Director since 1996(4)

Mr. Way, 65, is retired. He was Chairman from October 2000 to December 2002, and Chairman and Chief Executive Officer until September 2000, of Lear Corporation, a manufacturer of automotive components. He is also a director of CMS Energy Corporation and WESCO International Inc.

(1)	The year Mr. Buttigieg became a director of Comerica Bank. Mr. Buttigieg became a director of Comerica in January 2002.

(2)	The year the named individual became a director of Comerica Bank. This individual became a director of Comerica in July 2000, at which time the named individual resigned as a director of Comerica Bank.

(3)	The year Mr. Babb became a director of Comerica Bank. Mr. Babb became a director of Comerica in September 2001.

(4)	The year Mr. Way became a director of Comerica Bank. Mr. Way ceased serving as a director of Comerica Bank in May 1998, when he became a director of Comerica.

COMMITTEES AND MEETINGS OF DIRECTORS

The Board has several committees, as set forth in the following chart and described below. The names of the directors serving on the committees and the committee chairs are also set forth in the chart. The current terms of the various committee members expire in May 2005.

COMMITTEE ASSIGNMENTS(1)(2)

AUDIT AND LEGAL	COMPENSATION(4)	CORPORATE GOVERNANCE AND NOMINATING	PUBLIC RESPONSIBILITY(3)	QUALIFIED LEGAL COMPLIANCE	RISK ASSET QUALITY REVIEW
Bauder, Lillian	Earley, Anthony F., Jr.	Bauder, Lillian	Fridholm, Roger	Bauder, Lillian	Buttigieg, Joseph J., III
Cordes, James F.	Fisher, Max M.	Cummings, Peter D.	Taubman, Robert S.	Cordes, James F.	Cordes, James F.
DiNapoli, J. Philip	Piergallini, Alfred A.	DiNapoli, J. Philip	Warden, Gail L.	DiNapoli, J. Philip	Herrick, Todd W.
Vititoe, William P.	Way, Kenneth L.	Earley, Anthony F., Jr.		Vititoe, William P.	Taubman, Robert S.
Vititoe, William P.
Wallington, Patricia M.

(1)	During part of 2004, the Board had two additional committees, the Executive Committee (comprised of Ralph W. Babb, Jr. as Chairman and five outside directors) and the Trust and Investment Committee (comprised of David Baker Lewis as Chairman (until October 1, 2004), Peter D. Cummings, Roger Fridholm and Patricia M. Wallington). Those committees were terminated effective November 23, 2004. The Executive Committee did not meet during 2004. The Trust and Investment Committee met twice during 2004.

(2)	Chairperson names are in italics.

(3)	Mr. Baker Lewis was a member of the Board in 2004 and served on the Public Responsibility Committee until October 1, 2004, when he resigned from the Board.

(4)	Mr. Fisher served on the Compensation Committee until March 3, 2005, when he passed away.

Audit and Legal Committee. As provided in its Board-adopted written charter, this committee consists of members who are outside directors and who meet the independence and experience requirements of applicable rules of the New York Stock Exchange and the SEC. This committee is responsible, among other things, for the review and oversight of Comerica’s significant litigation, the review of programs and procedures designed to avoid conflicts of interest and to promote compliance with laws, regulations and corporate policy and the oversight of investigations of certain suspect activities, as well as matters referred to in this Proxy Statement under “Audit and Legal Committee Report.” None of the members of the Audit and Legal Committee serve on the audit committees of more than three public companies. The Board of Directors has determined that all of the members of the Audit and Legal Committee are independent within the meaning of those independence requirements established from time to time by the Board and the SEC and the listing standards of the New York Stock Exchange. See “Director Independence and Transactions of Directors with Comerica.” The Board of Directors has further determined that Comerica has at least one audit committee financial expert serving on the Audit and Legal Committee as required by the SEC, and that director is Mr. William P. Vititoe. A current copy of the charter of the Audit and Legal Committee is available to security holders on Comerica’s website at www.comerica.com. A copy of the charter may also be obtained by written request to the Corporate Secretary. The Audit and Legal Committee met fifteen times in 2004.

Compensation Committee. This committee establishes Comerica’s executive compensation policies and programs, administers Comerica’s 401(k), stock, incentive, pension and deferral plans and monitors compliance with laws and regulations applicable to the documentation and administration of Comerica’s employee benefit plans, among other things. The Board of Directors has determined that all of the members of the Compensation Committee are independent, pursuant to independence requirements established from time to time by the Board and the listing standards of the New York Stock Exchange. See “Director Independence and Transactions of Directors with Comerica.” A current copy of the charter of the Compensation Committee is available to security holders on Comerica’s website at www.comerica.com. A copy of the charter may also be obtained by written request to the Corporate Secretary. The Compensation Committee met six times in 2004 and additionally took action by unanimous written consent twice in 2004.

Corporate Governance and Nominating Committee. This committee monitors the effectiveness of the Board and oversees corporate governance issues. Among its various other duties, this committee reviews and recommends to the full Board candidates to become Board members, develops and administers performance criteria for members of the Board, and oversees matters relating to the size of the Board, its committee structure and assignments, and the conduct and frequency of Board meetings. The Board of Directors has determined that all of the members of the Corporate Governance and Nominating Committee are independent, pursuant to independence requirements established from time to time by the Board and the listing standards of the New York Stock Exchange. See “Director Independence and Transactions of Directors with Comerica.” A current copy of the charter of the Corporate Governance and Nominating Committee is available to security holders on Comerica’s website at www.comerica.com. A copy of the charter may also be obtained by written request to the Corporate Secretary. The Corporate Governance and Nominating Committee met six times in 2004.

Public Responsibility Committee. This committee monitors Comerica’s performance under the Community Reinvestment Act and Affirmative Action and Diversity programs. The committee also monitors Comerica’s social responsibilities, including its customer needs, community relations, charitable contributions, consumer issues and Minority Supplier Program. A current copy of the charter of the Public Responsibility Committee is available to security holders on Comerica’s website at www.comerica.com. A copy of the charter may also be obtained by written request to the Corporate Secretary. The Public Responsibility Committee met three times during 2004.

Qualified Legal Compliance Committee. This committee assists the Board in promoting the best interests of Comerica by reviewing evidence of potential material violations of securities law or breaches of fiduciary duties or similar violations by Comerica or any officer, director, employee, or agent thereof, providing recommendations to address any such violations, and monitoring Comerica’s remedial efforts with respect to any such violations. The Board of Directors has determined that all of the members of the Qualified Legal Compliance Committee are independent, pursuant to independence requirements established from time to time by the Board and the SEC and the listing standards of the New York Stock Exchange. See “Director Independence and Transactions of Directors with Comerica.” A current copy of the charter of the Qualified Legal Compliance Committee is available to security holders on Comerica’s website at www.comerica.com. A copy of the charter may also be obtained by written request to the Corporate Secretary. The Qualified Legal Compliance Committee did not meet in 2004.

Risk Asset Quality Review Committee. This committee reviews Comerica’s credit policies and promotes the use of sound operating procedures for credit administration throughout the various subsidiaries of Comerica. Among its various other duties, this committee reviews Comerica’s credit quality statistics and reserve levels, and annually approves financial management and credit policies. A current copy of the charter of the Risk Asset Quality Review Committee is available to security holders on Comerica’s website at www.comerica.com. A copy of the charter may also be obtained by written request to the Corporate Secretary. The Risk Asset Quality Review Committee met four times in 2004.

Board and Committee Meetings. There were six regular and no special meetings of the Board and thirty-six meetings of the various committees of the Board during 2004. All director nominees and all incumbent directors, except for Mr. Taubman, attended at least seventy-five percent of the aggregate number of meetings held by the Board and all the committees of the Board on which the respective directors served. Comerica expects all of its directors to attend the Annual Meeting except in cases of illness, emergency or other reasonable grounds for non-attendance. Fourteen of the eighteen Board members on the date of the 2004 Annual Meeting attended that meeting.

NON-MANAGEMENT DIRECTORS AND COMMUNICATION WITH THE BOARD

The non-management directors meet at regularly scheduled executive sessions without management. Kenneth L. Way is the facilitating director at such sessions. Interested parties may communicate directly with Mr. Way or with the non-management directors as a group by sending written correspondence, delivered via United States mail or courier service, to: Secretary of the Board, Comerica Incorporated, 500 Woodward Avenue, MC 3381, Detroit, Michigan 48226, Attn: Non-Management Directors. Alternatively, shareholders may send communications to the full Board by sending written correspondence, delivered via United States mail or courier service, to: Secretary of the Board, Comerica Incorporated, 500 Woodward Avenue, MC 3381, Detroit, Michigan 48226, Attn: Full Board of Directors. The Board of Director’s current practice is that the Secretary will relay all communications received to the facilitating director, in the case of communications to non-management directors, and to the Chairman of the Board, in the case of communications to the full Board.

DIRECTOR INDEPENDENCE AND
TRANSACTIONS OF DIRECTORS WITH COMERICA

The Board of Directors has determined that at least 80% of the directors of Comerica are independent within the meaning of the listing standards of the New York Stock Exchange. To assist in making these determinations of independence, Comerica adopted categorical standards found in its Corporate Governance Guidelines, a current copy of which is available to security holders on Comerica’s website at www.comerica.com or by written request to the Corporate Secretary. The categorical standards are also included as Appendix I to this Proxy Statement.

In addition to the categorical standards, the Board of Directors, in making its determinations of independence, also reviewed certain other types of relationships that directors may have with Comerica and determined that such relationships are not material. These relationships include lending relationships, deposit relationships, other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) and other commercial or charitable relationships between Comerica and its subsidiaries, on the one hand, and an entity with which the director (or any of the director’s immediate family members, as defined in the categorical standards) is affiliated by reason of being a director, trustee, officer or person holding a comparable position or a significant shareholder thereof, on the other, which meet the following criteria:

(1)	such relationships are in the ordinary course of business of Comerica and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

(2)	with respect to extensions of credit by Comerica or its subsidiaries to such entity or its subsidiaries:

(a)	such extensions of credit have been made in compliance with applicable law, including the Federal Reserve Board’s Regulation O and Section 13(k) of the Securities Exchange Act of 1934;

(b)	such extensions of credit did not involve more than the normal risk of collection or present other unfavorable features; and

(c)	no event of default has occurred and is continuing beyond any period of cure.

Finally, the Board of Directors reviewed and considered, in respect of Mr. DiNapoli, the lease by Comerica Bank, a subsidiary of Comerica, of space in San Jose,

California from The Fifty-five Almaden Blvd. Limited Partnership, a California limited partnership in which DiNapoli Family, L.P., a limited partnership owned by Mr. DiNapoli and his immediate family, and RLD Family Limited Partnership and SDS Nexgen Partners, LP, limited partnerships owned by the families of Mr. DiNapoli’s two siblings, are each an 8-1/3% partner. Mr. DiNapoli is a director of Comerica and a member of the Audit and Legal Committee, the Corporate Governance and Nominating Committee, and the Qualified Legal Compliance Committee. The lease provides for base rent plus annual expense payments that adjust each year. The base rent paid in 2004 was $1,048,519, and the base rent in 2005 is expected to be the same. The expense payment for 2004 was $100,711, and the 2005 expense payment is currently estimated to be the same. The lease expires December 31, 2006. In addition, Comerica Bank subleases additional space in the same building from another tenant. Comerica’s annual base rent for the subleased space is $159,727, plus annual expense payments that adjust each year. The expense payment for 2004 was $5,916, and the 2005 expense payment is currently estimated to be the same. The direct lease for the subleased space expires on October 31, 2006. During 2003, Comerica Bank vacated both the directly leased and subleased spaces and subleased them to a third party. The annual rent under this sublease is $344,760. After reviewing and considering this transaction, the Board of Directors determined that such relationship is not material on the basis that this transaction is nominal and routine in nature and was entered into in the ordinary course of business.

On the bases described above, the Board of Directors has affirmatively determined that the following directors meet the categorical standards for independence and that such directors have no material relationship with Comerica (either directly or as a partner, shareholder or officer of an organization that has a relationship with Comerica) other than as a director: Lillian Bauder, James F. Cordes, Peter D. Cummings, J. Philip DiNapoli, Anthony F. Earley, Jr., Roger Fridholm, Alfred A. Piergallini, Robert S. Taubman, Reginald M. Turner, Jr., William P. Vititoe, Patricia M. Wallington, Gail L. Warden and Kenneth L. Way. The Board of Directors determined that Todd W. Herrick does not meet the categorical standards for independence because Ralph W. Babb, Jr., Chairman, President and Chief Executive Officer of Comerica, served on the Governance and Executive Compensation Committee of Tecumseh Products Company until March 2003. Mr. Herrick is Chairman, President and Chief Executive Officer of Tecumseh Products Company. Accordingly, the Board determined that Mr. Herrick is not independent. It further determined that Ralph W. Babb, Jr. and Joseph J. Buttigieg, III are not independent because they are both employees of Comerica.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

During 2004, Messrs. Earley, Fisher, Piergallini and Way served as members of the Compensation Committee. No such member of the Compensation Committee is, or was during 2004, an officer or employee of Comerica or any of its subsidiaries, nor was any such member formerly an officer of Comerica or any of its subsidiaries.

COMPENSATION OF DIRECTORS

Fees. From January 1, 2004 to September 30, 2004, the annual retainer for non-employee directors was $35,000, and the chair of each committee received an additional annual retainer of $5,000. In addition, non-employee Board committee members received $1,500 for each committee meeting attended. Beginning on October 1, 2004, the annual retainer for non-employee directors was increased to $37,500 and the additional annual retainer for the chair of each committee was increased to $7,500, with each non-employee director receiving $1,500 for each committee meeting attended. In addition, beginning on October 1, 2004, the facilitating director receives an additional annual retainer of $7,500. These amounts were prorated for the relevant periods. Comerica allows non-employee directors to defer some or all of their annual retainer under two deferred compensation plans. Under one plan, the compensation deferred earns a return based on the return of Comerica common stock and, at the end of the deferral period, Comerica pays the deferred compensation to those participating directors in Comerica common stock. Under the other plan, the compensation deferred earns a return based on the return of various investment funds elected by the director and, at the end of the deferral period, Comerica pays the deferred compensation to those participating directors in cash. Comerica also reimburses non-employee directors for all expenses incurred for the purpose of attending Board and committee meetings. Directors who are employees of Comerica do not receive additional compensation for their service on the Board and its committees.

Stock Option Plan. Comerica formerly had a stock option plan for non-employee directors under which a total of 375,000 shares of common stock could be issued as options. On the date of each Annual Meeting of Shareholders, Comerica granted each non-employee director an option to purchase 2,500 shares of common stock of Comerica. The exercise price of each option is the fair market value of each share of common stock on the date the option was granted. Options become exercisable one year after the date of the grant and expire ten years after the grant date. The last options to be granted under this plan were granted on the date of the 2004 Annual Meeting of Shareholders. Thereafter, the plan was replaced by the Comerica Incorporated Incentive Plan for Non-Employee Directors described below.

Comerica formerly had a stock option plan for non-employee directors of its affiliated banks (the “Bank Directors Option Plan”), under which a total of 450,000 shares of common stock of Comerica could be issued as options. Any current Comerica director who previously was a non-employee director of an affiliated bank received options under the Bank Directors’ Option Plan during the period that the non-employee director served on the board of the affiliated bank. Comerica terminated the Bank Directors’ Option Plan, as there currently are no non-employee directors on the boards of Comerica’s affiliated banks.

Incentive Plan for Non-Employee Directors. Comerica has an Incentive Plan for Non-Employee Directors, under which a total of 500,000 shares of common stock of

Comerica can be issued as stock options, stock appreciation rights, restricted stock, restricted stock units, and other equity-based awards. Effective August 9, 2004, each non-employee director received a grant of 319.44 restricted stock units. Those restricted stock units vest one year after the date of the award, with such vesting contingent upon the participant’s continued service as a director of the Corporation for a period of one year after the date of the award. They will be settled in common stock one year after the respective director’s service as a director of the Corporation terminates.

Insurance. Comerica provides a $150,000 business travel, accident and felonious assault insurance benefit for each non-employee director and maintains directors’ and officers’ liability insurance policies with a total limit of $75 million.

RETIREMENT PLANS FOR DIRECTORS

Until May 15, 1998, Comerica and Comerica Bank, its wholly-owned subsidiary, each had a retirement plan for non-employee directors who served at least five years on the Board. The plans terminated on May 15, 1998, and benefit accrual under the plans froze on the same date. Any non-employee director of either Comerica or Comerica Bank as of May 15, 1998 who served at least five years on the Board, whether before or after that date, has vested benefits under the plans. Any director who became a non-employee director of either Comerica or Comerica Bank on or after May 15, 1998, is not eligible to participate in the plans. However, non-employee directors who became members of the Board of Comerica in the year 2000, but who were directors of Comerica Bank prior to May 15, 1998, are covered by the Comerica Bank retirement plan.

Benefits under the plans become payable when the director reaches age 65 or retires from the Board, whichever occurs later. Payments may commence prior to the director’s 65th birthday if he or she retires from the Board due to illness or disability. There is no survivor benefit. If a director passes away before all, or any, payments have been made, their beneficiary does not receive any payment.

Under the plans, Comerica or Comerica Bank, as appropriate, accrued one month of retirement income credit for each month of service as of May 15, 1998, up to a maximum of 120 months, on behalf of each eligible director. Upon retirement, an eligible director receives a monthly retirement benefit equal to one-twelfth of the annual retainer fee in effect for directors as of May 15, 1998. The eligible director receives retirement benefits for the total number of months, as of May 15, 1998, the director has accrued retirement income credit, but payments terminate upon the director’s death.

PROPOSAL II SUBMITTED FOR YOUR VOTE

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit and Legal Committee of Comerica has selected Ernst & Young LLP (“Ernst & Young”), independent auditors, to audit our financial statements for the fiscal year ending December 31, 2005, and recommends that the shareholders vote for ratification of such appointment.

Ernst & Young has served as our independent auditors since 1992. As a matter of good corporate governance, the selection of Ernst & Young is being submitted to the shareholders for ratification. In the event of a negative vote on such ratification, the Audit and Legal Committee will reconsider its selection. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.

COMERICA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO RATIFY THE INDEPENDENT AUDITORS.

INDEPENDENT AUDITORS

Audit Fees

Aggregate fees billed to Comerica and its subsidiaries by Ernst & Young for each of the last two fiscal years for the audit of Comerica’s annual financial statements, the review of financial statements included in Comerica’s Forms 10-Q and 10-K and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements for those years were: $1,337,400 for the year ended December 31, 2003 and $1,749,906 for the year ended December 31, 2004.

Audit-Related Fees

Aggregate fees billed to Comerica and its subsidiaries by Ernst & Young for each of the last two fiscal years for the assurance and related services by Ernst & Young that are reasonably related to the performance of the audit or review of Comerica’s financial statements were: $383,597 for the year ended December 31, 2003 and $176,604 for the year ended December 31, 2004. Audit-related fees consisted mainly of the audits of Comerica’s benefit plans, the audit of controls in Comerica’s trust department related to the Trust SAS 70 Report; the audit of its Munder Capital Management subsidiary in 2003, and procedures performed in connection with Comerica’s management certification process. The Audit and Legal Committee considered whether, and determined that, the provision of these services is compatible with maintaining the independence of Ernst & Young.

Tax Fees

Aggregate fees billed to Comerica and its subsidiaries by Ernst & Young for each of the last two fiscal years for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning were: $436,681 for the year ended December 31, 2003 and $323,252 for the year ended December 31, 2004. Tax fees consisted mainly of expatriate tax services, as well as consultation on various tax planning strategies, IRS examinations and Form 1120. The Audit and Legal Committee considered whether, and determined that, the provision of these services is compatible with maintaining the independence of Ernst & Young.

All Other Fees

Aggregate fees billed to Comerica and its subsidiaries by Ernst & Young for each of the last two fiscal years for products and services provided by Ernst & Young, other than those described above, were: $106,056 for the year ended December 31, 2003 and $0 for the year ended December 31, 2004. These other fees consisted of assistance with collateral verification procedures. The Audit and Legal Committee considered whether, and determined that, the provision of these services is compatible with maintaining the independence of Ernst & Young.

Services for Investment Vehicles

In connection with the advisory, management, trustee and similar services that Comerica’s affiliates provide to mutual funds, collective funds and common trust funds, Comerica from time to time selects, and in limited circumstances employs, outside accountants to perform audit and other services for the investment vehicles. In such cases, Comerica typically uses a request-for-proposal process that has resulted in the selection of Ernst & Young, among other independent public accounting firms. In addition, Ernst & Young has agreements with financial services companies pursuant to which it may receive compensation for certain transactions, including transactions in which Comerica may participate from time-to-time, and Ernst & Young also receives fees from time-to-time from Comerica’s customers when acting on their behalf in connection with lending or other relationships between Comerica’s affiliates and their customers. The fees discussed in this paragraph are not included in the totals provided in the above paragraphs, as Ernst & Young bills the fees to the investment vehicle, customer or other applicable party and not to Comerica.

Pre-Approval Policy

The Audit and Legal Committee has a policy to review, and, if such services are appropriate in the discretion of the Audit and Legal Committee, pre-approve (i) all auditing services to be provided by the outside auditor (which may entail providing comfort letters in connection with securities underwritings or statutory audits required for insurance companies for purposes of state law) and (ii) all permitted1 non-audit services (including tax services) to be provided by the outside auditor, provided that pre-approval is not required with respect to non-audit services if (a) the aggregate amount of non-audit services provided to Comerica constitutes not more than 5% of the total amount of revenues paid by Comerica to its auditor during the fiscal year in which the non-audit services are provided; (b) such services were not recognized by Comerica at the time of the engagement to be non-audit services; and (c) such services are promptly brought to the attention of the Audit and Legal Committee and approved prior to the completion of the audit by the Audit and Legal Committee or by one or more members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit and Legal Committee. At the present time no such delegation has occurred. All of the services provided by Ernst & Young for the year ended December 31, 2004 were approved by the Audit and Legal Committee under its pre-approval policy. 3.4% of the services related to Tax Fees for 2004 were approved pursuant to the pre-approval exception described above in the policy.

The information contained in the Audit and Legal Committee Report and Performance Graph is not deemed to be soliciting material or to be filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Comerica specifically incorporates such information by reference, and shall not be otherwise deemed filed under such acts.

AUDIT AND LEGAL COMMITTEE REPORT

The Audit and Legal Committee (the “Audit Committee”) oversees Comerica’s financial reporting process on behalf of the Board of Directors and is comprised of all outside directors who are independent within the meaning of, and meet the experience requirements of, the applicable rules of the New York Stock Exchange and the SEC. In addition to its duties regarding oversight of Comerica’s financial reporting process, including as it relates to the integrity of the financial statements, the independent auditors’ qualifications and independence and the performance of the independent auditors and Comerica’s internal audit function, the Audit Committee also has sole authority to appoint or replace the independent auditors and is directly responsible for

(1)	For purposes of the foregoing, permitted non-audit services shall not, unless otherwise allowed under applicable laws, include: (i) bookkeeping or other services related to the accounting records or financial statements of Comerica; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

the compensation and oversight of the work of the independent auditors as provided in Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee charter, which was adopted and approved by the Board, specifies the scope of the Audit Committee’s responsibilities and the manner in which it carries out those responsibilities. Management has primary responsibility for the financial statements, reporting processes and system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in Comerica’s Annual Report on Form 10-K with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements and a discussion of related controls, procedures, compliance and other matters.

Audit Committee discussions with the independent auditors included those required under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, Communication With Audit Committees, and Statement on Auditing Standards No. 90, Audit Committee Communications. Further, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions With Audit Committee, as amended, by the Independence Standards Board. The Audit Committee discussed with the independent auditors their independence from management and Comerica, and reviewed and considered whether the provision of non-audit services and receipt of certain compensation by the independent auditors are compatible with maintaining the auditors independence. In addition, the Audit Committee reviewed with the independent auditors all critical accounting policies and practices to be used.

In reliance on the reviews and discussions referred to above and such other considerations as the Audit Committee determined to be appropriate, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

The Audit and Legal Committee

William P. Vititoe, Chairman
Lillian Bauder
James F. Cordes
J. Philip DiNapoli

March 22, 2005

PERFORMANCE GRAPH

The performance shown on the graph below is not necessarily indicative of future performance.

ANNUAL REPORT TO SHAREHOLDERS

Comerica mailed the 2004 Annual Report to Shareholders, containing financial statements and other information about the operations of Comerica for the year ended December 31, 2004, to you in March 2005. You should not regard the 2004 Annual Report as proxy soliciting material.

OTHER MATTERS

The Board is not aware of any other matter to be presented at the Annual Meeting. The Board does not intend to submit any additional matters for a vote at the Annual Meeting, and no shareholder has provided the required notice of the shareholder’s intention to propose any matter at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the shares represented by proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares.

Under Comerica’s bylaws, the Board may, without notice, properly submit additional matters for a vote at the Annual Meeting. If the Board does so, the shares represented by proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares.

By Order of the Board of Directors,
Jon W. Bilstrom
Executive Vice President — Governance,
Regulatory Relations and Legal Affairs,
and Corporate Secretary

April 8, 2005

APPENDIX I

EXCERPT FROM COMERICA INCORPORATED
2005 CORPORATE GOVERNANCE GUIDELINES

Categorical Standards Relating to Independence

To be considered “independent,” the Board must affirmatively determine by resolution that a Director has no material relationship with Comerica (either directly or as a partner, shareholder or officer of an organization that has a relationship with Comerica) other than as a Director. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following categorical standards relating to Director independence:

A. In no event will a Director be considered “independent” if, currently or within the preceding three years[1]: (i) the Director is or was employed by Comerica (for purposes of these categorical standards, the term “Comerica” shall include Comerica Incorporated and its direct and indirect subsidiaries)[2]; (ii) an immediate family member[3] of the Director is or was employed by Comerica as an executive officer; (iii) the Director is or was employed by or affiliated with a present or former internal or external auditor of Comerica; (iv) any of the Director’s immediate family is or was affiliated with, or employed in a professional capacity by, a present or former internal or external auditor of Comerica; (v) the Director or an immediate family member of the Director is or was employed as an executive officer of another company if any of Comerica’s present executives serves or served on that company’s compensation committee; (vi) the Director, or any of his or her immediate family, receives or received more than $100,000 per year in direct compensation from Comerica, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or (vii) the Director is an executive officer or an employee, or any of the Director’s immediate family is an executive officer, of another company (other than a charitable organization) that makes payments to or receives payments from Comerica for property or services in an amount

1	In order to facilitate a smooth transition to these standards, until November 4, 2004, this reference to “the preceding three years” shall mean “the preceding one year.” From and after November 4, 2004, it shall mean “the preceding three years.”

2	Notwithstanding this requirement, employment as an interim Chairman or CEO shall not disqualify a Director from being considered independent following that employment.
3	For purposes of these Categorical Standards Relating to Independence, “immediate family” or an “immediate family member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home; however, it does not mean individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

B. Subject to the limitations in section (A) above, the following relationships will not be considered to be material relationships that would impair a Director’s independence:

(1) ordinary lending relationships with the Director or any of the Director’s related interests, as defined in the Federal Reserve Board’s Regulation O (“related interests”), if: (i) in each such case, the extension of credit was made in the ordinary course of business and is on substantially the same terms as those with non-affiliated persons; (ii) in each such case, the extension of credit has been made in compliance with applicable law, including the Federal Reserve Board’s Regulation O, if applicable; (iii) in each such case, no material event of default has occurred under the extension of credit; (iv) the aggregate amount of the extensions of credit to the Director and all of his or her related interests does not exceed 1% of Comerica’s consolidated assets; and (v) in each such case, the borrower represents to Comerica as follows: (a) if the borrower is a company or other entity, that a termination of the extension of credit would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations or business of the borrower; or (b) if the borrower is an individual, that a termination of the extension of credit would not reasonably be expected to have a material and adverse effect on the financial condition of the borrower;

(2) other commercial transactions (not including extensions of credit) entered into in the ordinary course of business between Comerica and any entity that employs (i) a Director, (ii) a Director’s spouse or (iii) any child of a Director who is residing in the Director’s home, if the annual sales to, or purchases from, such entity constitute less than 1% of Comerica’s consolidated gross revenues or constitute less than 1% of such entity’s consolidated gross revenues; and

(3) a Director of Comerica serving as an executive officer of a not-for-profit organization, if the discretionary charitable contributions made to the organization in any given year by Comerica and the Comerica Charitable Foundation, in the aggregate (exclusive of any employee contributions), are less than 5% (or $1,000,000, whichever is greater) of that organization’s consolidated gross revenues.

Audit and Legal Committee Standards Relating to Independence

In addition to the categorical standards applying to independence generally, Audit and Legal Committee members, to be considered independent, may not, other than in their capacity as a member of the Audit and Legal Committee, the Board, or any other Board committee (i) accept directly or indirectly any consulting, advisory, or other compensatory fee from Comerica or any of its subsidiaries, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Comerica (so long as such compensation is not contingent in any way on continued service)4; or (ii) be an affiliated person of Comerica or any of its subsidiaries. An Audit and Legal Committee member would be an affiliate of Comerica or one or more of its subsidiaries if he or she directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Comerica or any of its subsidiaries.5

4	The “indirect” acceptance by an Audit and Legal Committee member of any consulting, advisory or other compensatory fee would include acceptance of such a fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member or by an entity (i) in which such member is a partner, member, executive officer or other officer such as a managing director occupying a comparable position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity), and (ii) which provides accounting, consulting, legal, investment banking or financial advisory services to Comerica or any subsidiary of Comerica.

5	Control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. A person will be deemed not to be in control of a specified person if the person: (1) is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the specified persons; and (2) is not an executive officer of the specified person.

Location of Comerica Incorporated
2005 Annual Meeting of Shareholders

Max M. Fisher Music Center (“The Max”)
3711 Woodward Avenue
Detroit, Michigan 48201
(313) 576-5188
www.detroitsymphony.com/max/

Complimentary valet parking is available at The Max’s main entrance on Woodward Avenue.

Briefcases, purses and other bags brought to the meeting may be subject to inspection at the door.

Important Notice Regarding Delivery of Security Holder Documents

The Securities and Exchange Commission adopted rules that allow Comerica Incorporated (“Comerica”) to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or information statement, as applicable, to any household at which two or more shareholders reside who share the same last name or whom Comerica reasonably believes to be members of the same family. This procedure is referred to as “Householding.” The Delaware Code also allows Householding of notices to shareholders.

If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you, your household will receive only one copy of Comerica’s annual report, notice of annual or special meeting of shareholders, proxy statement, proxy statement combined with a prospectus, or information statement, as applicable. We will include with the Householded materials for our annual meeting a separate proxy card for each registered shareholder at your address. Householding may not apply with respect to accounts under certain of Comerica’s employee benefit plans.

If you object to Householding, or if you wish to revoke your consent to Householding in the future, call Wells Fargo Shareowner Services, our Stock Transfer Agent, at 1-877-602-7615. You will need to enter your account number and Comerica number 114.

If we do not hear from you, you will be deemed to have consented to the delivery of only one set of these documents to your household. Comerica intends to Household indefinitely, and your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.

Your participation in this program is encouraged. It will reduce the volume of duplicate information received at your household, as well as the cost to Comerica of preparing and mailing duplicate materials.

PLEASE VOTE BY TELEPHONE OR THE INTERNET.
PLEASE READ THE INSTRUCTIONS BELOW.

Comerica encourages you to take advantage of the following convenient ways to vote your shares for matters to be covered at the 2005 Annual Meeting of Shareholders. Please take the opportunity to use one of the two voting methods outlined below to cast your ballot. These methods are easy to use and save Comerica postage and other expenses.

VOTE BY PHONE: 1-800-560-1965

•	Use any touch-tone telephone to vote your proxy.

•	Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you call.

•	Follow the simple instructions the system provides you.

•	You may dial this toll free number at your convenience, 24 hours a day, 7 days a week. The deadline for telephone voting is noon (Central Time), May 16, 2005. For shares held in Comerica’s employee benefit plans, the deadline is noon (Central Time), May 15, 2005.

(OR)

VOTE BY THE INTERNET: http://www.eproxy.com/cma/

•	Use the Internet to vote your proxy.

•	Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you access the web site.

•	Follow the simple instructions to obtain your records and create an electronic ballot.

•	You may log on to this Internet site at your convenience, 24 hours a day, 7 days a week. The deadline for Internet voting is noon (Central Time), May 16, 2005. For shares held in Comerica’s employee benefit plans, the deadline is noon (Central Time), May 15, 2005.

If you vote by phone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING BY PHONE OR THE INTERNET.

[COMERICA LOGO]

COMERICA INCORPORATED

2005 ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 17, 2005
9:30 a.m.

Max M. Fisher Music Center
3711 Woodward Avenue
Detroit, Michigan

If you consented to access your proxy information electronically, you may view it by going to the following website on the Internet: http://www.comerica.com. Click on “Investor Relations,” then on “Investor’s Overview.”

If you would like to access the proxy information electronically in the future rather than receive paper copies in the mail, please visit www.econsent.com/cma/ and follow the instructions.

[COMERICA LOGO]	proxy

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned appoints Jon W. Bilstrom and Nicole V. Gersch, or either of them, as Proxies, each with the power to appoint his or her substitute, as the case may be, and authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Comerica Incorporated held of record by the undersigned on March 18, 2005, at the annual meeting of shareholders to be held on May 17, 2005, and any adjournments or postponement of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

This card also constitutes voting instructions to the trustees or administrators, as applicable, of certain of Comerica’s employee benefit plans to vote shares attributable to accounts the undersigned may hold under such plans as indicated on the reverse of this card. If no voting instructions are provided, the shares will be voted in accordance with the provisions of the respective plans.

COMERICA INCORPORATED
2005 ANNUAL MEETING OF SHAREHOLDERS
MAY 17, 2005
9:30 a.m.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK  «««  EASY  ««« IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 16, 2005. For shares held in Comerica’s employee benefit plans, the deadline is 12:00 p.m. (CT) on May 15, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/cma/ — QUICK ««« EASY ««« IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 16, 2005. For shares held in Comerica’s employee benefit plans, the deadline is 12:00 p.m. (CT) on May 15, 2005.

•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Comerica Incorporated, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

ò  Please detach here   ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:	01 Joseph J. Buttigieg, III 02 J. Philip DiNapoli 03 Roger Fridholm	04 Alfred A. Piergallini 05 Patricia M. Wallington 06 Gail L. Warden	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Ratification of the Appointment of Ernst & Young LLP as Independent Auditors	☐	For	☐	Against	☐	Abstain

IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE MATTERS LISTED.

Address Change? Mark Box ☐
Indicate changes below:

Date____________________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.